UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 240.14a-12

CVENT HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From: Reggie Aggarwal

To: All Users Global

Subject: Cvent to be acquired by Blackstone

Date: March 14, 2023

**Confidential – For internal use only**

Cvent Nation,

I’m very excited to share that earlier today, we announced that we are being acquired by Blackstone for $4.6B, or $8.50 per share. Read the press release here.

Blackstone is one of the world’s largest private equity firms that manages close to $1 trillion in assets and has a reputation for investing in successful technology companies to accelerate their growth. Blackstone also brings deep expertise in the event and hospitality space and are big believers in the importance of our industry.

The transaction is expected to close mid-year 2023. Upon completion of the transaction, Cvent’s common stock will no longer be publicly traded, and Cvent will become a privately held company.

This is great news for the future of our company. Blackstone is acquiring Cvent in large part because of our strong go-to-market strategy, ample growth opportunity, strong portfolio, loyal customer base, large global reach and incredible employees. They are extremely excited about Cvent’s future and are fully invested in supporting our mission to become the de facto industry standard. Our mission, our management team and our unwavering commitment to our customers remain unchanged.

I understand that you’ll have questions about how this announcement may impact you, our customers, and our business. At the most basic level, it is currently business as usual, and we will continue to provide the high-quality service, support and solutions our customers have come to expect.

Questions

To help address questions you may have, we’ve put together an Internal FAQ here.

For our customer-facing teams, we will distribute an external FAQ to you shortly to help you answer any questions you receive. Please only leverage this resource to respond to inquiries. Do not proactively reach out to customers or prospects about this news.

Social Media

Please refrain from posting about this announcement or engaging in online conversations.

As a reminder, if you receive any media inquiries, please do not engage and, instead, direct them to Erica Stoltenberg at estoltenberg@cvent.com.

We will host 2 Global Town Hall sessions today, March 14th, at 10:30am ET and 6:00pm ET to provide more comprehensive business updates. Each GTH will deliver exactly the same content, so please attend the session that best fits with your schedule. Calendar invites will be sent shortly.

Once again, on behalf of all Senior Management, I want to thank you for being a part of Cvent. It is because of you that we continue to celebrate exciting milestones like this one, and I look forward to sharing more of these moments together with all of you in the months and years to come.

Warm regards,

Reggie

Forward-Looking Statements

This communication contains and Cvent Holding Corp.’s (the “Company”) other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed merger (the “Merger”) with an affiliate of private equity funds managed by Blackstone (“Blackstone”) may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with Blackstone (the “Merger Agreement”), including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, including hotels and venues, in light of the proposed Merger; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed Merger; (ix) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiii) the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform; (xiv) uncertainty as to timing of completion of the proposed Merger; (xv) risks that the benefits of the merger are not realized when and as expected; and (xvi) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2022, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2022, and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the information statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger involving the Company and Parent. The Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.cvent.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at CventIR@ircinc.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2022 annual proxy statement filed with the SEC on April 8, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.